UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2010
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota	55402-3232

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 15, 2010, Fair Isaac Corporation, a Delaware corporation (the “Company”), entered into a letter agreement (the “Letter Agreement”) with Charles Ill providing for his employment as Executive Vice President, Sales and Marketing of the Company, commencing February 1, 2010. In connection with his employment, Mr. Ill will also enter into a Management Agreement that provides for certain rights upon termination by the Company without Cause or resignation by Mr. Ill for Good Reason in connection with a change of control Event (each as defined in the Management Agreement). In addition, he will enter into the Company’s standard forms of Indemnification Agreement and Proprietary Information and Inventions Agreement.
     The term of the Letter Agreement is from February 1, 2010 through January 31, 2013. Pursuant to the Letter Agreement, Mr. Ill will receive a signing bonus of $83,333 upon commencement of his employment and will be entitled to receive a base salary at an annualized rate of $500,000, which is subject to upward adjustment from time to time during the term of the Letter Agreement as determined by the Company’s Compensation Committee (the “Committee”). He will also be eligible to participate in benefit plans that are generally available to the Company’s executives. For each full fiscal year during the term of the Letter Agreement, Mr. Ill will be eligible for an incentive award opportunity payable from 0% to 100% of his annual base salary, with a target equal to 50% of his annual base salary, pursuant to terms and conditions established by the Committee from time to time. For fiscal year 2010, Mr. Ill is guaranteed an incentive bonus of no less than $167,667, provided that Mr. Ill remains actively employed by the Company on the regular payout date for bonuses under the Company’s Management Incentive Plan for fiscal year 2010.
     Mr. Ill will be entitled to receive an initial option grant (the “Initial Option Award”) pursuant to the Company’s 1992 Long-term Incentive Plan (the “1992 LTIP”). The Initial Option Award will consist of an option to purchase 250,000 shares of the Company’s common stock. The exercise price of the Initial Option Award will be the fair market value of the Company’s common stock as of the date of grant, which is expected to be the date Mr. Ill commences his employment with the Company. In accordance with the policies and practices of the Company, and prior to the date of grant, Mr. Ill may elect to receive restricted stock units (“RSUs”) in lieu of up to one-half of the shares of the Initial Option Award. If elected, Mr. Ill will receive one RSU for every three shares of the Initial Option Award that he foregoes, and the RSUs will be subject to the 1992 LTIP. The Initial Option Award and RSUs granted will be subject to four-year ratable vesting. For each full fiscal year of his employment, Mr. Ill will be eligible for an annual equity grant based on achievement of objectives established by the Committee (the “Annual Equity Award”). Some or all of the Annual Equity Award may be in the form of RSUs that have an equivalent economic value to an option award.
     Subject to certain conditions, if Mr. Ill’s employment is terminated by the Company without Cause or if he voluntarily resigns for Good Reason (both as defined in the Letter Agreement) prior to the expiration of the term of the Letter Agreement, and such termination does not occur in connection with a change of control Event (as defined in the Management

Agreement), Mr. Ill will be entitled to the sum of his then-current annual base salary plus the total incentive bonus payment paid to him for the fiscal year preceding the termination (or, if the termination occurs before Mr. Ill receives his incentive bonus for fiscal year 2010, the amount of Mr. Ill’s minimum guaranteed incentive bonus for fiscal year 2010). In addition, if Mr. Ill’s employment is terminated by the Company without Cause or if he voluntarily resigns for Good Reason prior to the expiration of the term of the Letter Agreement, and such termination does not occur in connection with a change of control Event, he will be entitled, for a period of 12 months following the effective date of termination, to continue to participate in any insured group health and group life insurance plan or program of the Company at the Company’s expense.
     If Mr. Ill’s employment is terminated by the Company without Cause or if he resigns for Good Reason within 12 months following a change of control Event that occurs during the Term of the Management Agreement (each as defined in the Management Agreement), then Mr. Ill shall receive the same severance pay and benefits described above and all of Mr. Ill’s unvested stock options and restricted stock units will vest in full, subject to certain limitations specified in the Management Agreement. If Mr. Ill is terminated without Cause or if he resigns for Good Reason within 90 days prior to a change of control Event that occurs during the Term of the Management Agreement, Mr. Ill will be entitled to the corresponding benefits under the Management Agreement only if he reasonably demonstrates that such termination of employment arose in connection with or in anticipation of the Event.
     The foregoing description of the terms of the Letter Agreement and the Management Agreement are summaries only and are qualified in all respects by reference to the Letter Agreement and the Management Agreement, included as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.
     Mr. Ill, age 56, worked for Avaya Inc., a provider of enterprise communications systems, from February 2005 to May 2008. Mr. Ill oversaw Avaya’s worldwide sales organization as Senior Vice President, Global Sales from July 2006 to May 2008. Previously, he served as Avaya’s Vice President, Software Systems Development and Vice President, Global Business Partners and Sales Operations. Prior to joining Avaya, Mr. Ill was Executive Vice President, Worldwide Sales of BEA Systems, Inc. from January 2003 until December 2004. Prior to 2003, Mr. Ill spent approximately 25 years in various sales and marketing positions with International Business Machines Corporation, most recently as Vice President, Worldwide Software Sales.
     There are no family relationships between Mr. Ill and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to the Letter Agreement with the Company, there are no transactions between Mr. Ill or any of his immediate family members and the Company or any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description
10.1	Letter Agreement dated January 15, 2010 by and between the Company and Charles Ill.

10.2	Form of Management Agreement entered into with each of the Company’s executive officers (except Dr. Mark N. Greene and Mark R. Scadina) (incorporated by reference to Exhibit 10.18 to the Company’s report on Form 10-K for the fiscal year ended September 30, 2008).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: January 20, 2010

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

10.1	Letter Agreement dated January 15, 2010 by and between the Company and Charles Ill.	Filed Electronically

10.2	Form of Management Agreement entered into with each of the Company’s executive officers (except Dr. Mark N. Greene and Mark R. Scadina).	Incorporated by Reference